INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Indemnification Agreement") is made as of October 18, 2006 by Stephen D. Seymour ("Indemnitor #1") and Stephen D. Seymour, Kathie S. Stevens and Louise Seymour, Trustees U/A dated 7/27/82 FBO Louise Seymour ("Indemnitor #2"), in favor of Nord Resources Corporation ("Nord"), a Delaware corporation.

<u>Explanatory Statements</u>

A. Indemnitor #1 owns Stock Certificate number NU53516 ("NU53516"), representing 320,000 shares of Nord common stock, as joint tenant with his wife, Sharon Seymour. AST allegedly issued NU53516 to Indemnitor #1, but Indemnitor #1 never received the original certificate.

B. American Stock Transfer and Trust Company ("AST") issued Stock Certificate number NU53515 ("NU51535" and, together with NU53516, the "Certificates"), representing 1,575,000 shares of Nord common stock, in a private placement in December of 2000. AST was supposed to issue NU53515 to Indemnitor #2. However, AST erroneously issued the certificate to Stephen Seymour, Trustee of the Dan Seymour Trust No. 2.

C. Indemnitor #1 and Indemnitor #2 requested that AST issue the original NU53516 and reissue NU53515 in the proper name. AST agreed to issue the Certificates, provided that Indemnitor #1 and Indemnitor #2 pay a bond fee of $44,772. AST agreed to waive the bond fee, provided Nord indemnify AST from all liability resulting from reissuing the Certificates.

D. Nord has agreed to indemnify AST from all liability resulting from reissuing the Certificates, provided Indemnitor #1 and Indemnitor #2 execute this Indemnification Agreement.

NOW, THEREFORE, in consideration of the foregoing Explanatory Statements, which are made a part hereof, Indemnitor #1 and #2 hereby agree as follows:

Indemnitor #1 (as to NU53516) and Indemnitor #2 (as to NU53515) each agree and covenant to indemnify, defend and hold Nord and its officers, directors, employees and agents (collectively, the "Company Parties") harmless from any and all costs, losses, damages, claims, expenses and other liabilities of any and every kind and nature that are or may be sustained by the Company Parties, directly or

indirectly, as a result of Nord's indemnification of AST as described in Paragraph D above.

IN WITNESS WHEREOF, the Indemnitor has caused this Indemnification Agreement to be signed as of the date first above written.

By: [signature]
Stephen D. Seymour, Individually and as Trustee U/A dated 7/27/82 FBO Louise Seymour

BALT2\4259825.4 10/17/06
20279-1